As filed with the Securities and Exchange Commission (via EDGAR)
on September 30, 1994
                                                    Registration No. 33 -
_____________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   VIACOM INC.
             (Exact name of registrant as specified in its charter)
                                 ______________

          Delaware                          4841                      04-2949533
(State or other jurisdiction      (Primary Standard Industrial   (I.R.S. Employer
of incorporation or organization) Classification Code Number)    Identification No.)

                                 200 Elm Street
                           Dedham, Massachusetts 02026
                                 (617) 461-1600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      Blockbuster Entertainment Corporation
                  1994, 1990, 1989 and 1987 Stock Options Plans
                    1991 Employee Director Stock Option Plan
                  1991 Non-Employee Director Stock Option Plan
                              (Full name of Plans)

                            Philippe P. Dauman, Esq.
                   Executive Vice President, General Counsel,
                   Chief Administrative Officer and Secretary
                                   Viacom Inc.
                                  1515 Broadway
                            New York, New York  10036
                                 (212) 258-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ______________
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                         CALCULATION OF REGISTRATION FEE
                                                            Proposed         Proposed
                                                            Maximum          Aggregate    Amount of
Title of Each Class of                    Amount to         Offering Price   Offering     Registration
Securities To Be Registered             be Registered       Per Unit         Price        Fee
Class A Common Stock...............       1,286,381
Class B Common Stock...............      11,970,418  (1)
Variable Common Rights.............      16,079,760                       (2)          (2)  $176,232 (3)

(1) Of the 11,970,418 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of Viacom Inc. being registered hereunder, a maximum of 2,223,671 are issuable upon conversion of the Variable Contingent Rights of Viacom Inc. ("VCRs").

(2)       Not applicable.

(3)       The registration fee of $176,232 has been calculated as follows:
          (i) one-twenty ninth of one percent of (a) the average of the high and low prices on September 26, 1994 as reported on the American Stock Exchange Composite tape (the "Average Price") of $38-7/8 for the Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), multiplied by 1,286,381 shares of Class A Common Stock; (b) the Average Price of $36-1/4 of the Class B Common Stock multiplied by 11,970,418 shares of Class B Common Stock; and (c) the Average Price of $1-11/16 of the VCRs multiplied by 16,079,760 VCRs.

                                     PART II

               Information Required in the Registration Statement

Item 3.   Information Incorporated by Reference
          -------------------------------------

                    There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Viacom Inc. (File No. 1-9553) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                    1. Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994;

                    2. All other reports filed by Viacom Inc. with the Commission since December 31, 1993, pursuant to
                              Section 13(a) or 15(d) of the Exchange Act; and

                    3. The description of each class of Common Stock and the VCRs contained in the registration statements therefor under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                    All documents and reports filed by Viacom Inc. pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.             Description of Securities.
                    --------------------------

                    Not applicable.

Item 5.             Interests of Named Experts and Counsel.
                    ---------------------------------------

                    Not applicable.

Item 6.             Indemnification of Officers and Directors.
                    ------------------------------------------

                    Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such person against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                    Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

                    Article VI of the Restated Certificate of Incorporation of Viacom Inc. provides for indemnification of the directors, officers, employees and agents of Viacom Inc. to the full extent currently permitted by the DGCL.

                    In addition, Viacom Inc.'s Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to Viacom Inc. and its stockholders by eliminating liability in damages for breach of fiduciary duty. Article VII of Viacom Inc.'s Restated Certificate of Incorporation provides that neither Viacom Inc. nor its stockholders may recover damages from Viacom Inc.'s directors for breach of their fiduciary duties in the performance of their duties as directors of Viacom Inc. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director of Viacom Inc. in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transactions for which the director derived an improper personal benefit.

Item 7.             Exemption from Registration Claimed.
                    ------------------------------------

                    Not applicable.

Item 8.             Exhibits.
                    ---------
                    4.1 Restated Certificate of Incorporation of Viacom Inc. as filed with the Secretary of State of the State of Delaware on May 21, 1992 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9, 1993 (File No. 1-9553))

                    4.2 Form of Amendment to Restated Certificate of Incorporation of Viacom Inc. (incorporated by reference to Annex VII to the Joint Proxy Statement/Prospectus of Viacom Inc. dated June 6, 1994 (File No. 33-53977))

                    4.3 By-laws of Viacom Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed by Viacom Inc. (File No. 33-13812))

                    5 Opinion of Shearman & Sterling as to the legality of the securities being registered

                    23.1      Consent of Price Waterhouse LLP

                    23.2      Consent of Shearman & Sterling (contained in
                              Exhibit 5)

                    24        Powers of Attorney

Item 9.   Undertakings.
          -------------

                    (a)       The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

                    (d) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   Signatures

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on September 30, 1994.


                                              VIACOM INC.
                                              (Registrant)


                                          By:  /s/ PHILIPPE P. DAUMAN
                                              -----------------------
                                              Name:  Philippe P. Dauman
                                              Title: Executive Vice President,
                                                General Counsel, Chief
                                                  Administrative Officer
                                                  and Secretary

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 30, 1994 in the capacities shown:


          Signature                     Title
          ---------                     -----

               *                 Director
- -----------------------------
George S. Abrams

               *
- -----------------------------    Director, President, Chief Executive Officer
Frank J. Biondi, Jr.             (Principal Executive Officer)

/s/ PHILIPPE P. DAUMAN           Director
- -----------------------------
Philippe P. Dauman

               *                 Director
- -----------------------------
William C. Ferguson

               *                 Director
- -----------------------------
H. Wayne Huizenga

               *                 Director
- -----------------------------
Ken Miller

               *                 Director
- -----------------------------
Brent D. Redstone

               *                 Director
- -----------------------------
Sumner M. Redstone

               *                 Director
- -----------------------------
Frederic V. Salerno

               *                 Director
- -----------------------------
William Schwartz

/s/ GEORGE S. SMITH, JR.          Senior Vice President, Chief Financial Officer
- -----------------------------        (Principal Financial Officer)
George S. Smith, Jr.

/s/ KEVIN C. LAVAN                Senior Vice President, Controller and Chief
- -----------------------------       Accounting Officer (Principal Accounting
Kevin C. Lavan                      Officer)



*By:   /s/ PHILIPPE P. DAUMAN                            September 30, 1994
    -------------------------
           Philippe P. Dauman
       Attorney-in-Fact under Powers
       of Attorney filed as Exhibit 24
       to this Registration Statement

                                  Exhibit Index

Exhibit No.                   Description                                               Page
- -----------                   -----------                                              -----
4.1                           Restated Certificate of Incorporation of Viacom
                              Inc. as filed with the Secretary of State of the
                              State of Delaware on May 21, 1992 (incorporated by
                              reference to Exhibit 3(a) to the Annual Report on
                              Form 10-K of Viacom Inc. for the fiscal year ended
                              December 31, 1992, as amended by Form 10-K/A
                              Amendment No. 1 dated November 29, 1993 and as
                              further amended by Form 10-K/A Amendment No. 2 dated
                              December 9, 1993 (File No. 1-9553))

4.2                           Form of Amendment to Restated Certificate of
                              Incorporation of Viacom Inc. (incorporated by reference
                              to Annex VII to the Joint Proxy Statement/Prospectus
                              of Viacom Inc. dated June 6, 1994 (File No. 33-53977))

4.3 By-laws of Viacom Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed by Viacom Inc. (File No. 33-13812))

5 Opinion of Shearman & Sterling as to the legality of the securities being registered

23.1                          Consent of Price Waterhouse LLP

23.2                          Consent of Shearman & Sterling (contained in Exhibit 5)

24                            Powers of Attorney



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